                                                           Exhibit 99.1

Form 3 Joint Filer Information

Name:	Sapphire Private Funds Holdings II RSC Ltd
Address:	Floor 12, Al Maryah Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates
Date of Event Requiring Statement:	07/29/2026